SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                      FORM 8-K/A

                    CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     May 12, 2010
                    Date of Report
          (Date of Earliest Event Reported)


          HIGHTOWER ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                 0-53258               20-5572680
(State or other       (Commission            (IRS Employer
jurisdiction        File Number)         Identification No.)
of incorporation)

            5137 Clareton Drive, Suite 120
            Agoura Hills, California 91301
       (Address of Principal Executive Offices)

                 1504 R Street, N.W.
                Washington, D.C. 20009
   (Former Address of Principal Executive Offices)

                     818/309-0772
           (Registrant's Telephone Number)



ITEM 3.02 Unregistered Sales of Equity Securities

     On May 12, 2010 the Registrant issued 14,200,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 for cash at par for an aggregate purchase price of $1,420.

ITEM 5.01 Changes in Control of Registrant

     On May 12, 2010, the following events occurred which resulted in a change of control of the Registrant:

     1. The Registrant redeemed an aggregate of 750,000 of its 1,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $75.

     2. The Registrant issued 14,200,000 shares of common stock to the following shareholders in the following amounts representing 98.3% of the total outstanding 14,450,000 shares of common stock:

          Charles Adelman      11,200,000
          Douglas Ridley        1,700,000
          Daniel Kass           1,200,000
          Keith Walley            100,000

     3. New officers and directors were appointed and elected and the prior officer and director resigned.

     The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on October 2, 2008 as updated by the Annual Reports on Form 10-K filed on March 31, 2009 and April 15, 2010 supplemented by the information contained in this report.

     The Registrant intends to continue and develop the activities of Anthus, LLC, an affiliate of the Registrant. Anthus, LLC is a development stage company developing an independent broadcast television network focused on health, wellness, positivity and philanthropy. The channel intends to have programming targeted to personal care through health and wellness and global care through positivity and philanthropy. Likewise, Anthus intends to be selective of the type of advertising aired on the network to be complimentary to the intended positive programming.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

     On May 12, 2010, James M. Cassidy resigned as the Registrant's president, secretary and sole director.

     On May 12, 2010, the following persons were elected to the Board of Directors of the Registrant:

          Charles Adelman
          Douglas Ridley
          Daniel Kass
          Keith Walley

     On May 12, 2010, the following persons were appointed to the following offices of the Registrant:

               Charles Adelman     President, Chief Executive Officer
               Douglas Ridley      Secretary, Chief Operating Officer

     Charles Adelman. Charles Adelman, 33, is the president, chief executive officer and a director of the Registrant. Since 2001, Mr.
Adelman has been the president and chief executive officer of Anthem Digital and Anthem Pictures, both California corporations involved in television and film production and DVD distribution business. Mr. Adelman has written, directed and produced several feature films for Anthem Pictures including "2:13" (2009),"Ghost Encounters" (2007) and others. Mr. Adelman is a graduate of the University of Southern California film school, receiving his Bachelor of Arts in Cinema-Television in 2001.

     Douglas Ridley.  Douglas Ridley, 38,  is the secretary, chief operating
officer and a director of the Registrant.   From 1999 to 2004, Mr. Ridley
served as a prosecutor in the Ventura county District Attorney's Office specializing in sexual assault prosecution with the special victims unit.
In 2006, Mr. Ridley was a founding partner of Quisenberry, Ridley & Shiffman, Westlake Village, California and specialized in entertainment law. In 2009, Mr. Ridley joined Anthem Digital. Mr. Ridley received his Juris Doctor from the Pepperdine University School of Law in 1999, a Masters Degree in Political Science from California State University, Fullerton, 1995, and his Bachelor Arts degree from California State University, Fullerton, in 1994.

     Daniel Kass. Daniel Kass, 54, serves as a director of the Registrant. From 1987 through 2002, Mr. Kass worked as Executive Vice President for Chicago-based CDW Computers, Inc., a publically traded company (Nasdaq
CDWC). He was a member of the Board of Directors from 1993 to 2002. In 2005, founded XXI Century KIDs 1st Foundation, a non-profit (501c3) organization. As its president, Mr. Kass oversees the execution of the foundation's mission to "[D]evelop and implement self esteem and nutrition programs that promote a cohesive family." In 2009, Mr. Kass founded The daVinci Society and the InterCulture Foundation, located in San Francisco. InterCulture was founded to provide and facilitate solutions by building strategic relationships and partnerships to implement media technology, civil society programs and education initiatives. From 2007 to 2008, Mr.
Kass founded and served as president of NP 3 LLC.   Since 2008, Mr. Kass
has served as president of USWPN, LLC, which he found. Mr. Kass also currently serves as President of Kharma Solutions LLC founded in 2010.
Mr. Kass received a Bachelor of Arts Degree in journalism in 1981, from Southern Illinois University, Carbondale, Illinois.

      Keith Walley. Keith Walley, 55, serves as a director of the Registrant. Since 1987, Mr. Walley has worked in the entertainment industry. In 1987, Mr. Walley founded Wild Street Pictures, a film production and foreign sales company based in Los Angeles, California. Mr. Walley established and implemented the company's business and creative strategies while overseeing the company's sales. In 1992, Mr. Walley structured and raised venture capital for a start-up sports souvenir company, Collect-A-Ball International. From 1995 to 1999, Mr. Walley worked on a number of studio films in various positions. In 1999, Mr. Walley wrote, produced and directed the feature film "On the Turning Away", which was invited to make its World Premier at the 1999 Palm Springs International Film Festival. Between September
2001 and October 2004, Mr. Walley produced and/or directed six motion pictures. Since early 2005, Mr. Walley has held the position of Vice President of Anthem Pictures, a full service independent studio in Agoura Hills, California. Mr. Walley's duties include production, acquisitions, international sales, and distribution of the company's catalog of product.

ITEM 5.03      Amendments to Articles of Incorporation

     On May 12, 2010, the shareholders of the Corporation and the Board of Directors unanimously ratified the change of the Registrant's name to Adelman Enterprises Inc. as filed with the State of Delaware on April 27, 2010.


                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    ADELMAN ENTERPRISES INC., formerly

                                    HIGHTOWER ACQUISITION CORPORATION


Date: July 26, 2010                /s/ Charles Adelman
                                       President